Exhibit 99.1

(1)         The shares of common stock, par value $0.01, of the Issuer reported as beneficially owned following the reported transactions are held of record by (i) Apollo Centre Street Partnership, L.P. (“Centre Street LP”), (ii) Apollo Franklin Partnership, L.P. (“Apollo Franklin”), (iii) Apollo Credit Opportunity Trading Fund III (“Opportunity Trading III”), (iv) AEC (Lux) S.á.r.l. (“AEC (Lux)”), (v) AES (Lux) S.á.r.l. (“AES (Lux)”), (vi) ANS U.S. Holdings Ltd. (“ANS US”), (vii) Apollo Special Opportunities Managed Account, L.P. (“SOMA Fund”), and (viii) Apollo Zeus Strategic Investments, L.P. (“Zeus LP,” together with Centre Street LP, Apollo Franklin, Opportunity Trading III, AEC (Lux), AES (Lux), ANS US and SOMA Fund, the “Apollo Funds”).

In October 2014, Apollo Credit Opportunity Fund III LP (“Opportunity III”) agreed to contribute all of the shares of the Issuer that it held to a newly formed general partnership, Opportunity Trading III, for which Opportunity III serves as one of the general partners and Apollo Credit Opportunity Fund (Offshore) III LP (“Opportunity (Offshore) III”) serves as the other general partner. Upon completion of the contribution, Opportunity Trading III will hold all of the shares previously held of record by Opportunity III. Apollo Centre Street Management, LLC (“Centre Street Management”) serves as the investment manager for Centre Street LP.  Apollo Franklin Management, LLC (“Franklin Management”) serves as the investment manager for Apollo Franklin.  Apollo Credit Opportunity Management III LLC (“Opportunity Management III”) serves as the investment manager for Opportunity III and Opportunity (Offshore) III.

Apollo European Credit Management, L.P. (“AEC Management LP”) serves as the investment manager for AEC (Lux).  Apollo European Credit Management, LLC (“AEC Management LLC”) serves as the general partner of AEC Management LP.  Apollo European Strategic Management, L.P. (“AES Management LP”) serves as the investment manager for AES (Lux).  Apollo European Strategic Management LLC (“AES Management LLC”) serves as the general partner for AES Management LP.  Apollo SK Strategic Investments, L.P. (“SK Strategic LP”) is the sole member-manager of ANS US.  Apollo SK Strategic Management, LLC (“SK Strategic Management”) serves as the investment manager for SK Strategic LP.

Apollo SOMA Advisors, L.P. (“SOMA Advisors”) serves as the general partner of SOMA Fund, and Apollo SOMA Capital Management, LLC (“SOMA Capital Management”) serves as the general partner of SOMA Advisors.  Apollo Principal Holdings II, L.P. (“Principal II”) serves as the sole member and manager of SOMA Capital Management, and Apollo Principal Holdings II GP, LLC (“Principal II GP”) serves as the general partner of Principal II.  Apollo SVF Management, L.P. (“SVF Management”) serves as the manager of SOMA Fund, and Apollo SVF Management GP, LLC (“SVF Management GP”) serves as the general partner of SVF Management.

Apollo Zeus Strategic Management, LLC (“Zeus Management”) serves as the investment manager for Zeus LP.

Apollo Capital Management, L.P. (“Capital Management”) is the sole member and manager of Centre Street Management, Franklin Management, Opportunity Management III, AEC Management LLC, AES Management LLC, SK Strategic Management, SVF Management GP and Zeus Management.  Apollo Capital Management GP, LLC (“Capital Management GP”) is the general partner of Capital Management.  Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Capital Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal II GP, and the managers, as well as executive officers, of Management Holdings GP.

Each of the Apollo Funds disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by the other Apollo Funds, and each of Centre Street Management, Franklin Management, Opportunity III, Opportunity (Offshore) III, Opportunity Management III, AEC Management LP, AEC Management LLC, AES Management LP, AES Management LLC, SK Strategic LP, SK Strategic Management, SOMA Advisors, SOMA Capital Management, Principal II, Principal II GP, SVF Management, SVF Management GP, Zeus Management, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by the Apollo Funds, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Centre Street LP, Centre Street Management, Apollo Franklin, Opportunity Trading III, Opportunity III, Opportunity (Offshore) III, SK Strategic LP, SOMA Fund, SOMA Advisors, SOMA Capital Management, Principal II and Principal II GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of each of AEC (Lux) and AES (Lux) is 44, Avenue J.F. Kennedy, Luxembourg L-1855, Luxembourg.  The address of ANS US is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town KY1-9005, Cayman Islands.  The address of Zeus LP is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, George Town KY1-1104, Cayman Islands.  The address of each of Franklin Management, Opportunity Management III, AEC Management LP, AEC Management LLC, AES Management LP, AES Management LLC, SK Strategic Management, SVF Management, SVF Management GP, Zeus Management, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.